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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of National Energy Group, Inc. on form S-8 (File No. _________) pertaining to the Alexander Energy Corporation 1993 Stock Option Plan and the 1986 Incentive Stock Option Plan as amended, of our report, which includes an explanatory paragraph relating to the Company's adoption of different methods of accounting for its oil and gas properties and income taxes, dated February 22, 1994, on our audit of the consolidated financial statements of American Natural Energy Corporation and Subsidiaries (the "Company") for the year ended December 31, 1993, which report is included in the Registration Statement on Form S-4 (File No. 333-9045) of National Energy Group, Inc.

                                                   /s/ Coopers & Lybrand, L.L.P.

                                                   COOPERS & LYBRAND, L.L.P.

Tulsa, Oklahoma
September 25, 1996